Exhibit No. 99

REGIS® REPORTS FOURTH QUARTER AND FULL YEAR 2020 OPERATING RESULTS MATERIALLY IMPACTED BY THE COVID-19 PANDEMIC, SUCCESSFULLY AMENDS CREDIT FACILITY AND ANNOUNCES SIGNIFICANT PROGRESS IN ITS TRANSITION TO FRANCHISE MODEL
In May, The Company Successfully Amended Its Revolving Credit Facility Establishing Covenant-Light Terms Expected To Provide The Long-Term Flexibility Needed To Complete Transformational Strategy And Navigate Uncertainties Caused By The Pandemic
At The End Of Fiscal Year 2020, Approximately 76% Of The Company Salon Portfolio Has Been Franchised Versus 56% At The End Of Fiscal Year 2019
Successfully Sold And Converted An Additional 112 Company-Owned Salons To Its Asset-Light Franchise Portfolio During The Quarter; Year-To-Date, The Company Has Sold And Converted 1,475 Company-Owned Salons To Its Franchise Portfolio
The Company Expects To Complete Its Transition To A Fully-Franchised Model No Later Than The End Of Fiscal Year 2021
Company Anticipates That Approximately 800 - 1,000 Salons Remaining Company-Owned Salons Will Be Transitioned To Its Franchise Model And Approximately 600 - 800 Company-Owned Salons Will Be Closed On Or Before Their Lease End Date
Fourth Quarter Operating Loss Of $68.6 Million Includes An Estimated Loss Of Revenue Of $105 Million Primarily Related To COVID-19 And A Non-Cash Long-Lived Asset Impairment Charge Of $22.6 Million
In August, The Company Announced The Launch Of Its Proprietary Cloud-Based Salon Management And Point Of Commerce Solution, OpenSalon Pro

	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2020	2019	2020	2019
Consolidated Revenue	$60,143	$248,190	$669,729	$1,069,039
System-wide Revenue (1)	$119,417	$461,088	$1,367,567	$1,821,645

System-wide Same-Store Sales Comps (2)	(20.2)%	—%	(4.4)%	(0.1)%
Franchise Same-Store Sales Comps (2)	(20.4)%	0.1%	(4.4)%	0.3%
Company-owned Same-Store Sales Comps	(18.9)%	(0.1)%	(4.4)%	(0.4)%

Operating Loss	$(68,567)	$(1,835)	$(145,338)	$(22,119)
Loss From Continuing Operations	$(73,654)	$(5,265)	$(172,194)	$(20,122)
Diluted Loss per Share From Continuing Operations	$(2.05)	$(0.14)	$(4.79)	$(0.48)
EBITDA (3)	$(37,478)	$950	$(108,947)	$26,272
as a percent of revenue	(62.3)%	0.4%	(16.3)%	2.5%

As Adjusted (3)
Net (Loss) Income, as Adjusted	$(36,211)	$24,614	$(21,714)	$59,375
Diluted (Loss) Income per Share, as Adjusted	$(1.01)	$0.62	$(0.60)	$1.38
EBITDA, as Adjusted (3)	$(33,845)	$39,390	$19,512	$122,295
as a percent of revenue	(56.3)%	15.9%	2.9%	11.4%
_______________________________________________________________________________
(1)Represents total sales within the system, excluding TBG franchise sales.
(2)System-wide and franchise same-store sales (SSS) excludes TBG in both periods. SSS only include days a salon is open. Days salons were closed due to government-mandates are excluded from SSS.
(3)See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations."

MINNEAPOLIS, August 31, 2020 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning and operating technology-enabled hair salons, today reported a fourth quarter 2020 net loss from continuing operations of $73.7 million, or $2.04 loss per diluted share as compared to net loss of $5.3 million or $0.14 loss per diluted share in the fourth quarter of 2019. The Company’s fourth quarter reported results were significantly impacted by government-mandated temporary salon closures and include a non-cash long-lived asset impairment charge of $22.6 million primarily related to leases and $3.6 million of other discrete items. Excluding discrete items, and the losses from discontinued operations, the Company reported fourth quarter 2020 adjusted net loss of $36.2 million, or $1.01 loss per diluted share as compared to adjusted net income of $24.6 million, or $0.62 per diluted share for the same period last year. The year-over-year decrease was primarily driven by the government-mandated temporary salon closures caused by the COVID-19 pandemic. The Company estimates current revenue loss of approximately $105 million due to the COVID-19 pandemic. Additionally, the gain from the sale of salons to franchisees decreased $27.2 million year-over-year due to lower proceeds per salon in the current year and less sales in the quarter. The elimination of adjusted net income that had been generated in the prior year period from the 1,448 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months also contributed to the decline, but this was partially offset by significant reductions in general and administrative expense and marketing.
Total revenue in the quarter of $60.1 million decreased $188.0 million, or 75.8%, year-over-year driven primarily by the conversion of 1,448 company-owned salons to the Company's asset-light franchise portfolio over the past 12 months and the government-mandated temporary salon closures due to COVID-19. These reductions were partially offset by the impact of the new leasing guidance. In connection with the new leasing guidance, the Company now records franchise rental income and the corresponding rental expense on separate line items. The impact is a gross up to both revenue and expense with no impact to overall earnings. The impact during the fourth quarter was an increase in franchise rental income and expense by $30.3 million, with no impact on operating income.
Fourth quarter adjusted EBITDA was a loss of $33.8 million compared to adjusted EBITDA income of $39.4 million in the same period last year. Excluding the $1.2 million loss and $26.1 million gain from the sale of company-owned salons during the current and prior year, respectively, adjusted EBITDA loss of $32.7 million was $46.0 million unfavorable versus the same period last year. This was driven primarily by the government-mandated temporary closures related to COVID-19 and the elimination of adjusted EBITDA that had been generated in the prior year period from the 1,448 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months, partially offset by the savings from our furlough program and other reductions in general and administrative expense and marketing expense.
On a full year basis, adjusted EBITDA of $19.5 million decreased $102.8 million versus the same period last year. Excluding the $49.7 million and $70.0 million gain from the sale of company-owned salons during the current and prior year, respectively, adjusted EBITDA loss of $30.1 million was $82.5 million unfavorable versus the same period last year and was driven primarily by the impact of COVID-19 and the elimination of EBITDA that was generated in the prior year period from the 1,448 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past 12 months.

Hugh Sawyer, Chairman, President and Chief Executive Officer, commented, "The global pandemic and the government-mandated hibernation of our salon portfolio severely impacted our results in the second half of the year. We have responded vigorously to this challenge with new safety protocols in our franchise and company-owned salons and with an intense focus on customer and stylist safety." Mr. Sawyer continued, "Although customers have not yet returned to historical levels of activity, we remain hopeful that with advances in the treatment of COVID-19 and the potential introduction of new vaccines, customers will return to more typical grooming habits." Mr. Sawyer concluded, "We remain committed to our transformation to a fully-franchised growth model, the introduction of private-label merchandise and the ongoing deployment of new customer-facing technology supported by our proprietary back office salon management technology, OpenSalon Pro."
Fourth Quarter Segment Results
Franchise Salons

	Three Months Ended June 30,		Increase (Decrease)	Twelve Months Ended June 30,		Increase (Decrease)
(Dollars in millions) (1)	2020	2019		2020	2019
Revenue
Product	$7.2	$11.6	(37.9)%	$50.4	$42.9	17.5%
Product sold to TBG mall locations	—	0.5	(100.0)%	2.0	17.0	(88.2)%
Total product	$7.2	$12.1	(40.5)%	$52.4	$59.9	(12.5)%
Royalties and fees	7.3	26.0	(71.9)%	73.4	93.8	(21.7)%
Franchise rental income	30.3	—	N/A	127.2	—	N/A
Total franchised salons revenue	$44.8	$38.1	17.6%	$253.0	$153.7	64.6%

Franchise Same-Store Sales Comps (2)	(20.4)%	0.1%		(4.4)%	0.3%

EBITDA, as Adjusted	$1.4	$10.6	(86.8)%	$37.9	$38.7	(2.2)%
as a percent of revenue	3.1%	27.9%	(2480) bps	15.0%	25.2%	(1020) bps
as a percent of adjusted revenue (3)	9.7%	38.2%	(2850) bps	34.3%	37.7%	(340) bps

Total Franchise Salons	5,209	3,951	31.8%
as a percent of total Franchise and Company-owned salons	76.1%	56.0%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)TBG is excluded from same-store sales in all periods
(3)Adjusted revenue excludes non-margin revenue. See Non-GAAP reconciliation

Fourth quarter Franchise revenue was $44.8 million, a $6.7 million, or 17.6% increase compared to the prior year quarter, and included franchise rental income of $30.3 million due to the adoption of the new lease accounting requirements. Royalties and fees were $7.3 million, an $18.7 million, or 71.9% decrease versus the same period last year. Royalties and fees decreased $10.2 million due to the COVID-19 pandemic government-mandated temporary closure of salons. Product sales to franchisees of $7.1 million decreased $5.0 million, also due to the government-mandated temporary closure of salons and lower same-store retail sales. Franchise adjusted EBITDA of $1.4 million decreased $9.2 million, or 86.8% year-over-year, due to the COVID-19 pandemic government-mandated temporary closure of salons.

Company-Owned Salons

	Three Months Ended June 30,		Decrease	Twelve Months Ended June 30,		Decrease
(Dollars in millions) (1)	2020	2019		2020	2019
Total Revenue	$15.3	$210.1	(92.7)%	$416.7	$915.4	(54.5)%
Company-owned Same-Store Sales Comps	(18.9)%	(0.1)%		(4.4)%	(0.4)%
Year-over-Year Ticket change	18.2%	4.2%		3.3%	4.3%
Year-over-Year Transaction change	(37.1)%	(4.3)%		(7.7)%	(4.7)%

EBITDA, as Adjusted	$(21.6)	$22.4	(196.5)%	$(6.6)	$88.6	(107.5)%
as a percent of revenue	(141.2)%	10.7%		(1.6)%	9.7%

Total Company-owned Salons	1,632	3,108	(47.5)%
as a percent of total Franchise and Company-owned salons	23.9%	44.0%
_______________________________________________________________________________

(1)Variances calculated on amounts shown in millions may result in rounding differences.

Fourth quarter revenue for the Company-owned salon segment decreased $194.8 million versus the prior year to $15.3 million. The year-over-year decline in revenue was driven by the decrease of a net 1,448 salons sold and converted to the Company’s asset-light franchise portfolio over the past 12 months, the temporary closure of salons at the end of March due to the COVID-19 pandemic and a decline in company-owned same-store sales of 18.9%. The year-over-year decline in company-owned same store sales was driven by a 37.1% decrease in transactions, related to the COVID-19 pandemic, partially offset by a 18.2% increase in average ticket.
Fourth quarter adjusted EBITDA loss of $21.6 million decreased $44.1 million versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 1,448 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months and the impacts of the COVID-19 pandemic, partially offset by savings from the Company's furlough program and reductions in general and administrative expense and marketing spend.

Other Key Events
•In May, the Company successfully amended its revolving credit facility which expires in March 2023. This covenant-light facility is expected to provide the long-term flexibility we need to see our strategy through to completion and enable us to successfully navigate the uncertainties caused by the pandemic.
•The Company’s liquidity position as of June 30, 2020 was $210 million.
•As of the end of August 2020, 80% of our franchise salons and 89% of our company-owned salons were open, representing approximately 82% of the Company's portfolio. Excluding salons in California, that are temporarily closed due to California state mandate, 90% of franchised salons and 88% of company-owned salons, representing approximately 90% of the Company’s portfolio, have reopened.

•In August, the Company launched its proprietary cloud-based salon management and point of commerce solution, OpenSalon Pro.
•OpenSalon technology now powers customer-facing booking and information delivery on branded platforms. This follows a wider initiative launch in 2019 to enable booking directly from Google, Facebook Messenger, and Amazon Alexa.
•Launched and overhauled Supercuts® mobile application (app) with improved same-day check-in and the ability to book services for the following day, the update represents an alternative to the traditional walk-in model that consumers (and even some states) are demanding, especially in the face of COVID-19 restrictions and wider consumer preference.
•Launched the new Cost Cutters® mobile app in iOS and Andriod and Cost Cutters website. With the ability to book an appointment up to three days out, the new mobile app will also be at the center of brand-wide loyalty and rewards program. Upon downloading the app, customers will be able to earn points in our salons for discounts on future services or towards purchase of Regis’ exclusive private label retail products.
•In June 2020, the Company took further action to eliminate administrative costs and personnel with expected annualized savings of $6 million.
•The Company continues to make meaningful progress in its multi-year strategy to convert to a fully-franchised model. During the quarter, it sold and transferred 112 company-owned salons to its asset-light franchise portfolio. The Company expects that the economic uncertainty created by the COVID-19 pandemic may further impact the number of salons to be sold, the pace of sales to franchisees and the proceeds from the sales. The Company is still committed to converting to a fully-franchised capital-light business.
•The impact of the transactions closed in the quarter and in the year are as follows:

	Three Months Ended June 30,		(Decrease) Increase	Twelve Months Ended June 30,		(Decrease) Increase
	2020	2019		2020	2019

	(Dollars in thousands)
Salons sold to franchisees	112	265	(153)	1,475	767	708
Cash proceeds received	$3,700	$40,168	$(36,468)	$91,616	$94,787	$(3,171)

(Loss) gain on sale of venditions, excluding goodwill derecognition	$(1,181)	$26,051	$(27,232)	$49,660	$69,973	$(20,313)
Non-cash goodwill derecognition	—	(33,527)	33,527	(76,966)	(67,055)	(9,911)
(Loss) gain from sale of salon assets to franchisees, net	$(1,181)	$(7,476)	$6,295	$(27,306)	$2,918	$(30,224)

Adoption of New Accounting Standard
On July 1, 2019, the Company adopted amended lease guidance. The guidance was adopted on a prospective basis and results in an increase in franchise revenue and franchise rent expense. There is no impact on operating income.
Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations". A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing fourth quarter results on August 31, 2020, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (800) 458-4121 and entering access code 5153028. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 5153028.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of June 30, 2020, the Company franchised, owned or held ownership interests in 6,923 worldwide locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of the uncertain duration and severity of the COVID-19 pandemic, as well as the health and risk appetite of our stylists, customers and employees to return to the salon environment; the continued ability of the Company to implement its strategy, priorities and initiatives including the re-engineering of our corporate and field infrastructure; our new company-owned back office management system may not yield the intended results on timing and amounts due to COVID-19, efforts by our current third-party back office management system vendor to make it difficult for our franchisees to convert to our new company-owned system, and the pending litigation with that third-party vendor; the impact of COVID-19 on our key suppliers; the ability to address rent obligations incurred during the government-mandated hibernation of our salons related to the COVID-19 pandemic and the ability to obtain long-term rent concessions; the ability to operate or sell the salons transferred back from TBG; the outcome of the review by the administrator in TBG's insolvency proceedings in the United Kingdom; compliance with credit facility covenants and access to the existing revolving credit facility; our and our franchisees' ability to attract, train and retain talented stylists; financial performance of our franchisees; success of the sale of salons to franchisees; if our capital investments in technology do not achieve appropriate returns; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; the impact of recent actions by Walmart; marketing efforts to drive traffic to our franchisees' salons; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; reliance on information technology systems; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; continued ability to compete in our business markets; the continued ability to maintain an effective system of internal controls over financial reporting; changes in tax exposure; failure to standardize operating processes across brands; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; changes in economic conditions; changes in consumer tastes and fashion trends; failure at our distribution centers; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A of this Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except per share data)

	June 30, 2020	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$113,667	$70,141
Receivables, net	31,030	30,143
Inventories	62,597	77,322
Other current assets	19,138	33,216
Total current assets	226,432	210,822

Property and equipment, net	57,176	78,090
Goodwill	227,457	345,718
Other intangibles, net	4,579	8,761
Right of use asset	786,216	—
Other assets	40,934	34,170
Non-current assets held for sale	—	5,276
Total assets	$1,342,794	$682,837

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$50,918	$47,532
Accrued expenses	48,825	80,751
Short-term lease liability	137,271	—
Total current liabilities	237,014	128,283

Long-term debt, net	177,500	90,000
Long-term lease liability	680,454	—
Long-term financing liabilities	27,981	28,910
Other non-current liabilities	94,142	111,399
Total liabilities	1,217,091	358,592
Commitments and contingencies
Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding, 35,625,716 and 36,869,249 common shares at June 30, 2020 and 2019, respectively	1,781	1,843
Additional paid-in capital	22,011	47,152
Accumulated other comprehensive income	7,449	9,342
Retained earnings	94,462	265,908
Total shareholders' equity	125,703	324,245
Total liabilities and shareholders' equity	$1,342,794	$682,837

– more –

REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars and shares in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Service	$9,405	$169,584	$331,538	$749,660
Product	13,070	52,612	137,586	225,618
Royalties and fees	7,340	25,994	73,402	93,761
Franchise rental income	30,328	—	127,203	—
Total revenue	60,143	248,190	669,729	1,069,039
Operating expenses:
Cost of service	9,615	104,767	222,279	452,827
Cost of product	9,441	29,118	84,698	128,816
Site operating expenses	8,611	34,308	71,543	141,031
General and administrative	25,766	41,747	130,953	177,004
Rent	12,958	28,864	76,382	131,816
Franchise rent expense	30,328	—	127,203	—
Depreciation and amortization	9,466	10,116	36,952	37,848
Long-lived asset impairment	22,560	—	22,560	—
TBG mall restructuring	(35)	1,105	2,333	21,816
Goodwill impairment	—	—	40,164	—
Total operating expenses	128,710	250,025	815,067	1,091,158

Operating loss	(68,567)	(1,835)	(145,338)	(22,119)

Other (expense) income:
Interest expense	(2,907)	(1,363)	(7,522)	(4,795)
(Loss) gain from sale of salon assets to franchisees	(1,181)	(7,476)	(27,306)	2,918
Interest income and other, net	165	276	3,353	1,729

Loss from continuing operations before income taxes	(72,490)	(10,398)	(176,813)	(22,267)

Income tax (expense) benefit	(1,164)	5,133	4,619	2,145

Loss from continuing operations	(73,654)	(5,265)	(172,194)	(20,122)

Income (loss) from discontinued operations, net of income taxes	79	(131)	832	5,896

Net loss	$(73,575)	$(5,396)	$(171,362)	$(14,226)

Net loss per share
Basic and diluted:
Loss from continuing operations	$(2.05)	$(0.14)	$(4.79)	$(0.48)
Income from discontinued operations	—	—	0.02	0.14
Net loss per share, basic and diluted (1)	$(2.05)	$(0.14)	$(4.77)	$(0.34)
Weighted average common and common equivalent shares outstanding:
Basic and diluted	35,871	38,618	35,936	41,829
_______________________________________________________________________________
(1) Total is a recalculation; line items calculated individually may not sum to total due to rounding.
– more –

REGIS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(171,362)	$(14,226)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash adjustments related to discontinued operations	(1,098)	306
Depreciation and amortization	33,101	33,261
Salon asset impairments	3,851	4,587
Long-lived asset impairment	22,560	—
Deferred income taxes	(3,934)	(9,812)
Gain from sale of company headquarters, net	(2,513)	—
Loss (gain) from sale of salon assets to franchisees, net	27,306	(2,918)
Non-cash TBG mall location restructuring charge	—	21,008
Goodwill impairment	40,164	—
Stock-based compensation	3,275	9,003
Amortization of debt discount and financing costs	398	275
Other non-cash items affecting earnings	(539)	(903)
Changes in operating assets and liabilities (1):
Receivables	(3,902)	(17,304)
Inventories	(2,255)	(8,492)
Income tax receivable	(1,804)	(703)
Other current assets	2,827	(783)
Other assets	(10,094)	(5,546)
Accounts payable	4,588	(5,836)
Accrued expenses	(27,622)	(20,158)
Net lease liabilities	276	—
Other non-current liabilities	368	717
Net cash used in operating activities:	(86,409)	(17,524)
Cash flows from investing activities:
Capital expenditures	(37,494)	(31,616)
Proceeds from sale of company headquarters	8,996	—
Proceeds from sale of assets to franchisees	91,616	94,787
Costs associated with sale of assets to franchisees	(2,089)	—
Proceeds from company-owned life insurance policies	—	24,617
Net cash provided by investing activities:	61,029	87,788
Cash flows from financing activities:
Borrowings on revolving credit facility	213,000	—
Repayments of revolving credit facility	(125,500)	—
Repurchase of common stock	(28,246)	(152,661)
Proceeds from sale and leaseback transactions	—	28,821
Sale and leaseback payments	(769)	(378)
Taxes paid for shares withheld	(2,320)	(2,477)
Net cash provided by (used in) financing activities:	56,165	(126,695)
Effect of exchange rate changes on cash and cash equivalents	(284)	35
Increase (decrease) in cash and cash equivalents	30,501	(56,396)
Cash, cash equivalents and restricted cash:
Beginning of year	92,379	148,775
End of year	$122,880	$92,379
_______________________________________________________________________________
(1)Changes in operating assets and liabilities exclude assets and liabilities sold or acquired.

– more –

SYSTEM WIDE SAME-STORE SALES (1):

	For the Three Months Ended
	June 30, 2020			June 30, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(17.9)%	(17.1)%	(17.7)%	0.9%	(1.3)%	0.3%
Supercuts	(23.1)	(12.6)	(22.5)	0.4	(6.5)	—
Signature Style	(16.2)	(13.3)	(15.9)	(1.1)	5.4	(0.4)
Total	(20.9)%	(14.6)%	(20.2)%	—%	(0.5)%	—%

	For the Twelve Months Ended
	June 30, 2020			June 30, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(3.6)%	(10.1)%	(5.5)%	1.9%	(1.2)%	1.0%
Supercuts	(3.8)	(10.7)	(4.2)	0.3	(6.3)	(0.2)
Signature Style	(3.3)	(7.2)	(3.7)	(0.7)	(1.9)	(0.8)
Total	(3.6)%	(9.4)%	(4.4)%	0.3%	(2.4)%	(0.1)%
_______________________________________________________________________________
(1)System-wide same-store sales are calculated as the total change in sales for system-wide company-owned and franchise locations for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2020 so by definition they are not included in system-wide same-store sales. TBG same-store sales are excluded from fiscal year 2019 same-store sales to be comparative to fiscal year 2020.

– more –

FRANCHISE SAME-STORE SALES (1):

	For the Three Months Ended
	June 30, 2020			June 30, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(15.1)%	(19.7)%	(16.2)%	(2.2)%	(19.1)%	(6.7)%
Supercuts	(23.1)	(12.4)	(22.5)	1.6	(8.2)	1.0
Signature Style	(16.5)	(9.6)	(15.6)	0.5	(4.2)	(0.1)
Total	(21.1)%	(13.2)%	(20.4)%	1.0%	(9.2)%	0.1%

	For the Twelve Months Ended
	June 30, 2020			June 30, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(7.3)%	(16.7)%	(9.7)%	(0.9)%	(17.7)%	(5.6)%
Supercuts	(3.7)	(10.0)	(4.0)	1.3	(6.9)	0.8
Signature Style	(3.0)	(7.0)	(3.5)	0.8	(4.5)	0.1
Total	(3.8)%	(10.5)%	(4.4)%	1.1%	(7.5)%	0.3%
_______________________________________________________________________________
(1)Franchise same-store sales are calculated as the total change in sales for salons that have been a franchise location for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date franchise same-store sales are the sum of the franchise same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Franchise same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2020 so by definition they are not included in system-wide same-store sales. TBG same-store sales are excluded from fiscal year 2019 same-store sales to be comparative to fiscal year 2020.

COMPANY-OWNED SAME-STORE SALES (2):

	For the Three Months Ended
	June 30, 2020			June 30, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(21.3)%	(15.1)%	(19.3)%	1.4%	1.1%	1.3%
Supercuts	(27.1)	(21.2)	(26.6)	(3.3)	(2.9)	(3.3)
Signature Style	(15.2)	(27.5)	(16.9)	(2.0)	13.1	(0.5)
Total	(19.2)%	(17.9)%	(18.9)%	(0.9)%	3.2%	(0.1)%

	For the Twelve Months Ended
	June 30, 2020			June 30, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(2.6)%	(8.6)%	(4.4)%	2.1%	0.1%	1.5%
Supercuts	(4.4)	(14.6)	(5.3)	(2.0)	(5.4)	(2.3)
Signature Style	(3.6)	(7.4)	(4.0)	(1.5)	0.1	(1.3)
Total	(3.3)%	(8.7)%	(4.4)%	(0.3)%	(0.5)%	(0.4)%
_______________________________________________________________________________
(2)Company-owned same-store sales are calculated as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date company-owned same-store sales are the sum of the company-owned same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Company-owned same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

REGIS CORPORATION
System-Wide Location Counts

	June 30, 2020	June 30, 2019
FRANCHISE SALONS:
SmartStyle/Cost Cutters in Walmart Stores	1,317	615
Supercuts	2,508	2,340
Signature Style	1,217	766
Total North American Salons	5,042	3,721
Total International Salons (1)	167	230
Total Franchise Salons	5,209	3,951
as a percent of total Franchise and Company-owned salons	76.1%	56.0%

COMPANY-OWNED SALONS:
SmartStyle/Cost Cutters in Walmart Stores	751	1,550
Supercuts	210	403
Signature Style	505	1,155
Mall-based salons (2)	166	—
Total Company-owned Salons	1,632	3,108
as a percent of total Franchise and Company-owned salons	23.9%	44.0%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	82	86

Grand Total, System-wide	6,923	7,145
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.
(2)The mall-based salons were acquired from TBG on December 31, 2019. They are included in continuing operations under the Company-owned operating segment beginning January 1, 2020.

– more –

Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating (loss) income, net (loss) income, net (loss) income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current, and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.

Non-GAAP reconciling items for the three and twelve months ended June 30, 2020 and 2019:
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•Professional fees
•Severance expense
•Legal fees
•Corporate office transition
•Employee litigation reserve
•TBG restructuring
•Goodwill derecognition and impairment
•Long-lived asset impairment
•Long-term marketing contract impairment (marketing impairment)
•TBG discontinued operations
•CARES Act
•Tax asset valuation allowance

– more –

REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)

Reconciliation of U.S. GAAP operating loss and net loss to equivalent non-GAAP measures
		Three Months Ended June 30,		Twelve Months Ended June 30,
	U.S. GAAP financial line item	2020	2019	2020	2019
U.S. GAAP revenue		$60,143	$248,190	$669,729	$1,069,039

U.S. GAAP operating loss		$(68,567)	$(1,835)	$(145,338)	$(22,119)

Non-GAAP operating expense adjustments (1)
Professional fees	General and administrative	460	258	681	5,887
Severance	General and administrative	1,534	118	9,588	3,423
Legal fees	General and administrative	—	1,300	—	1,739
Corporate office transition	Rent	100	—	1,019	—
Employee litigation reserve	Site operating expenses	—	2,000	(600)	2,000
TBG restructuring	TBG restructuring	(35)	1,105	2,333	21,815
Goodwill impairment	Goodwill impairment	—	—	40,164	—
Long-lived asset impairment	Long-lived asset impairment	22,560	—	22,560	—
Marketing impairment	Site operating expenses	1,653	—	1,653	—
Total non-GAAP operating expense adjustments		26,272	4,781	77,398	34,864

Non-GAAP operating (loss) income (1)		$(42,295)	$2,946	$(67,940)	$12,745

U.S. GAAP net loss		$(73,575)	$(5,396)	$(171,362)	$(14,226)

Non-GAAP net (loss) income adjustments:
Non-GAAP operating expense adjustments		26,272	4,781	77,398	34,864
Corporate office transition	Interest income and other, net	—	—	(2,513)	—
Goodwill derecognition	Interest income and other, net	—	33,527	76,966	67,055
Income tax impact on Non-GAAP adjustments (2)	Income taxes	11,171	(8,429)	(1,371)	(22,422)
TBG discontinued operations, net of income tax	(Income) loss from discontinued operations, net of tax	(79)	131	(832)	(5,896)
Total non-GAAP net income adjustments		37,364	30,010	149,648	73,601

Non-GAAP net (loss) income		$(36,211)	$24,614	$(21,714)	$59,375
_______________________________________________________________________________
(1)Adjusted operating margins for the three months ended June 30, 2020 and 2019, were (70.3)% and 1.2%, respectively, and were (10.1)% and 1.2% for the twelve months ended June 30, 2020 and 2019, respectively, and are calculated as non-GAAP operating income divided by non-GAAP revenue for each respective period.
(2)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and twelve months ended June 30, 2020 and 2019, for all non-GAAP operating expense adjustments. Included in the tax impact is a fiscal year 2020 adjustment of $14.7 million relating to the CARES Act. Also included in the tax impact is an adjustment of $17.0 and $17.4 million for the three and twelve months ended June 30, 2020, respectively, relating to a deferred tax asset valuation allowance.

– more –

REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net (loss) income per diluted share
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2020	2019	2020	2019
U.S. GAAP net loss per diluted share	$(2.051)	$(0.140)	$(4.769)	$(0.340)
Professional fees (1)	0.010	0.005	0.015	0.106
Severance (1)	0.034	0.002	0.208	0.062
Legal fees (1)	—	0.026	—	0.031
Corporate office transition (1)	—	—	(0.033)	—
Employee litigation reserve (1)	—	0.039	(0.013)	0.036
TBG restructuring (1)	(0.001)	0.022	0.050	0.394
Goodwill derecognition (1)	—	0.659	1.671	1.212
TBG discontinued operations, net of tax	(0.002)	0.003	(0.023)	(0.137)
Goodwill impairment (1)	—	—	0.872	—
Long-lived asset impairment (1)	0.492	—	0.490	—
Marketing impairment (1)	0.036	—	0.036	—
CARES Act	—	—	0.408	—
Tax asset valuation	0.473	—	0.484	—
Impact of change in weighted average shares (3)	—	0.004	—	0.011
Non-GAAP net (loss) income per diluted share (2) (3)	$(1.009)	$0.620	$(0.604)	$1.375

U.S. GAAP Weighted average share - basic and diluted	35,871	38,618	35,936	41,829
Non-GAAP Weighted average shares - diluted (2)	35,871	39,692	35,936	43,171
_______________________________________________________________________________
(1)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and twelve months ended June 30, 2020, and 2019, for all non-GAAP operating expense adjustments.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
(3)Non-GAAP net (loss) income per share reflects the weighted average shares associated with non-GAAP net (loss) income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the three months and twelve months ended June 30, 2019 included additional shares for common stock equivalents of 1.1 million and 1.3 million, respectively. The impact of the adjustments described above result in the impact of the common stock equivalents to be dilutive to the non-GAAP net (loss) income per share. For the three months and twelve months ended June 30, 2020, the impact of the adjustments described above resulted in a non-GAAP net loss, therefore, the impact of the common stock equivalents is not dilutive.

– more –

REGIS CORPORATION
Reconciliation of reported U.S. GAAP net (loss) income to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net (loss) income for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and twelve months ended June 30, 2020 and 2019, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net (loss) income to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended June 30, 2020
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net loss, as reported (U.S. GAAP)	$(531)	$(49,763)	$(23,281)	$(73,575)
Interest expense, as reported	—	—	2,907	2,907
Income taxes, as reported	—	—	1,164	1,164
Depreciation and amortization, as reported	260	7,269	1,937	9,466
Long-lived asset impairment	1,712	20,848	—	22,560
EBITDA (as defined above)	$1,441	$(21,646)	$(17,273)	$(37,478)

Professional fees	—	—	460	460
Severance	—	—	1,534	1,534
Corporate office transition	—	—	100	100
TBG restructuring	(35)	—	—	(35)
Marketing impairment	—	—	1,653	1,653
TBG discontinued operations, net of tax	—	—	(79)	(79)
Adjusted EBITDA, non-GAAP financial measure	$1,406	$(21,646)	$(13,605)	$(33,845)

	Three Months Ended June 30, 2019
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$9,362	$13,477	$(28,235)	$(5,396)
Interest expense, as reported	—	—	1,363	1,363
Income taxes, as reported	—	—	(5,133)	(5,133)
Depreciation and amortization, as reported	149	6,959	3,008	10,116
EBITDA (as defined above)	$9,511	$20,436	$(28,997)	$950

Professional fees	—	—	258	258
Severance	—	—	118	118
Legal fees	—	—	1,300	1,300
Employee litigation reserve	—	2,000	—	2,000
TBG restructuring	1,106	—	—	1,106
Goodwill derecognition	—	—	33,527	33,527
TBG discontinued operations, net of tax	—	—	131	131
Adjusted EBITDA, non-GAAP financial measure	$10,617	$22,436	$6,337	$39,390
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the three months ended June 30, 2020, and 2019, were (62.3)% and 0.4%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margin for the three months ended June 30, 2020, and 2019 were (56.3)% and 15.9%, respectively, and are calculated as consolidated adjusted EBITDA (as defined above) divided by consolidated adjusted revenue for each respective period.

– more –

	Twelve Months Ended June 30, 2020
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$32,886	$(96,128)	$(108,120)	$(171,362)
Interest expense, as reported	—	—	7,522	7,522
Income taxes, as reported	—	—	(4,619)	(4,619)
Depreciation and amortization, as reported	922	29,113	6,917	36,952
Long-lived asset impairment	1,712	20,848	—	22,560
EBITDA (as defined above)	$35,520	$(46,167)	$(98,300)	$(108,947)

Professional fees	—	—	681	681
Severance	—	—	9,588	9,588
Corporate office transition	—	—	(1,494)	(1,494)
Employee litigation reserve	—	(600)	—	(600)
TBG restructuring	2,333	—	—	2,333
Goodwill derecognition	—	—	76,966	76,966
Goodwill impairment, as reported	—	40,164	—	40,164
Marketing impairment	—	—	1,653	1,653
TBG discontinued operations, net of tax	—	—	(832)	(832)
Adjusted EBITDA, non-GAAP financial measure	$37,853	$(6,603)	$(11,738)	$19,512

	Twelve Months Ended June 30, 2019
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$16,142	$58,321	$(88,689)	$(14,226)
Interest expense, as reported	—	—	4,795	4,795
Income taxes, as reported	—	—	(2,145)	(2,145)
Depreciation and amortization, as reported	762	28,263	8,823	37,848
EBITDA (as defined above)	$16,904	$86,584	$(77,216)	$26,272

Professional fees	—	—	5,887	5,887
Severance	—	—	3,423	3,423
Legal fees	—	—	1,739	1,739
Employee litigation reserve	—	2,000	—	2,000
TBG restructuring	21,815	—	—	21,815
Goodwill derecognition	—	—	67,055	67,055
TBG discontinued operations, net of tax	—	—	(5,896)	(5,896)
Adjusted EBITDA, non-GAAP financial measure	$38,719	$88,584	$(5,008)	$122,295
_______________________________________________________________________________

(1)Consolidated EBITDA margins for the twelve months ended June 30, 2020, and 2019, were (16.3)% and 2.5%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margin for the twelve months ended June 30, 2020, and 2019, were 2.9% and 11.4%, respectively, and are calculated as consolidated adjusted EBITDA (as defined above) divided by consolidated adjusted revenue for each respective period.

– more –

REGIS CORPORATION
Reconciliation of reported Franchise EBITDA as a percent of U.S. GAAP revenue to EBITDA as a percent of adjusted revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
As Adjusted EBITDA	$1,406	$10,617
U.S. GAAP revenue	44,802	38,113
As Adjusted EBITDA as a % of U.S. GAAP revenue	3.1%	27.9%
Non-margin revenue adjustments:
Franchise rental income	(30,328)	—
Ad Fund revenue	—	(9,802)
TBG product sales	—	(527)
Adjusted revenue	$14,474	$27,784
As Adjusted EBITDA as a percent of adjusted revenue (1)	9.7%	38.2%

	Twelve Months Ended June 30,
	2020	2019
As Adjusted EBITDA	$37,853	$38,719
U.S. GAAP revenue	253,026	153,666
As Adjusted EBITDA as a % of U.S. GAAP revenue	15.0%	25.2%
Non-margin revenue adjustments:
Franchise rental income	(127,203)	—
Ad Fund revenue	(13,341)	(34,073)
TBG product sales	(2,010)	(16,990)
Adjusted revenue	$110,472	$102,603
As Adjusted EBITDA as a percent of adjusted revenue (1)	34.3%	37.7%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

– end –